Exhibit 10.1
YOUBET.COM, INC. EQUITY INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT
     Participant
     Date of Grant
     Number of Shares Purchasable
     Exercise Price
     Expiration Date
          This Stock Option Agreement (“Agreement”) is made and entered into as of the Date of Grant indicated above by and between Youbet.com, Inc., a Delaware corporation (the “Company”), and the Participant named above.
          WHEREAS, the Participant is a director, officer, employee, consultant or advisor of, or other individual providing personal services to, the Company and/or an Affiliate of the Company;
          WHEREAS, pursuant to the Youbet.com, Inc. Equity Incentive Plan (the “Plan”), the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board of Directors”) has approved the grant to the Participant of an option to purchase shares of the common stock of the Company (the “Common Stock”), on the terms and conditions set forth herein; and
          WHEREAS, capitalized terms used, but not otherwise defined, herein shall have the same meaning assigned to such term in the Plan.
          NOW, THEREFORE, based on the foregoing recitals and in consideration of the covenants set forth herein, the parties hereto hereby agree as follows:
               1. Grant of Option; Certain Terms and Conditions. The Company hereby grants to the Participant, and the Participant hereby accepts, as of the Date of Grant, an option to purchase the number of shares of Common Stock indicated above (the “Option Shares”) at the Exercise Price per share indicated above, which option shall expire at 5:00 o’clock p.m., California time, on the Expiration Date indicated above and shall be subject to all of the terms and conditions set forth in this Agreement and the Plan (the “Option”). This Option is not intended to qualify as an “incentive stock option” under the Section 422 of the Internal Revenue Code.

               2. Vesting. The Option granted hereunder shall vest in three parts. The Option for one-third of the Option Shares shall vest upon [date], if the Participant remains an employee or director of the Company on [date]. The Participant shall earn a vested interest in an additional one-third of the Option Shares if and only if the Company’s [description of performance measure] for the year ended [date] [description of performance target], and the Participant shall earn a vested interest in another additional one-third of the Option Shares if and only if [description of performance target]. [Whether the financial target has been attained] shall be determined by the Committee, in consultation with the Company’s accountants and consistent with the Company’s audited financial statements for [year].
     Any portion of the Option which does not vest in accordance with the preceding paragraph based upon [the financial performance] immediately shall be forfeited effective [date]. If and to the extent that the Option vests but the Participant ceases to be an employee or director of the Company and such relationship was terminated for Cause, then one hundred percent (100%) of the Option shall be deemed forfeited. If the Participant’s relationship with the Company as an employee and, if applicable, director ceases for any other reason (e.g., death, disability, resignation or termination without Cause) prior to [date], then all of the Option Shares immediately shall be forfeited as of the date of termination.
     Notwithstanding anything to the contrary in the Plan, “Cause” means (i) the repeated and willful failure of the Participant to substantially perform his or her duties after a demand for substantial performance is made to the Participant that specifically identifies the manner in which the Company or any Affiliate believes the Participant has not substantially performed such duties; (ii) any willful or grossly negligent misconduct by the Participant which is materially injurious to the Company or any Affiliate, monetarily or otherwise; (iii) the Participant’s conviction of, or plea of guilty or no contest to, a felony; or (iv) an illegal act (or omission), or intentional act (or omission) of dishonesty or misrepresentation, taken by the Participant which is intended to result in the personal enrichment of the Participant at the expense of the Company or any Affiliate.
               3. Exercise. The vested Option shall be exercisable through the earliest of (i) the Expiration Date, (ii) the first anniversary of the Participant’s date of death, or (iii) ninety (90) days following the date the Participant ceases to be an employee and, if applicable, a director, for any reason other than death. If and to the extent that the Participant’s relationship with the Company as an employee or director is terminated for Cause, then any vested Option immediately shall cease to be exercisable as of the date of termination and shall be of no further force or effect whatsoever. The vested Option shall be exercisable during the Participant’s lifetime only by the Participant or by his or her guardian or legal representative, and after the Participant’s death only by the person or entity entitled to do so under the Participant’s last will and testament or applicable intestate law. The Option may be exercised only by the delivery to the Company of a written notice of such exercise, which notice shall specify the number of Option Shares to be purchased and shall be accompanied by payment in full (in accordance with Section 5.1(c) of the Plan) of the aggregate Exercise Price for such Option Shares.
               4. Restricted Common Stock. In the event the Option is exercised, in whole or in part, prior to [date], then the Common Stock issued in connection with such exercise shall be subject to the following restriction: no interest in such Common Stock shall be sold, transferred, assigned, pledged or otherwise disposed of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law any interest) (a “Transfer”) prior to [date], and no more than _________ Percent (___%) of the Common Stock issued in connection with any exercise of the Option may be Transferred prior to [date], provided that the foregoing restrictions shall not apply to Transfers (A) pursuant to applicable laws of descent and distribution or (B) among the Participant’s Family Group, and provided further that (x) the foregoing restrictions shall continue to be applicable to Common Stock after any such permitted Transfer until [date], and (y) the permitted transferees of such Common Stock shall have agreed in writing to be bound by such restrictions. The foregoing restrictions on Transfer shall not apply to any Transfer of the Common Stock (i) to the Company, (ii) in connection with the conversion of the Company’s Common Stock into another class of the Company’s capital stock, or (iii) in connection with a Change in Control of the Company. “Family Group” means (A) the Participant’s spouse and descendants (whether natural or adopted), (B) any trust solely for the benefit of the Participant and/or the Participant’s spouse and/or descendants (whether natural or adopted), and (iii) any limited liability company or limited partnership the equity interests of which are owned by the Participant, the Participant’s spouse and/or the Participant’s descendants (whether natural or adopted). To enforce the foregoing restrictions, the Company may withhold the issuance of a share certificate to the Participant (or his permitted transferee) until [date].
               5. Payment of Withholding Taxes. If the Company becomes obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, including, without limitation, any federal, state, local or other income or payroll tax, then, in accordance with Section 8.6 of the Plan, the Participant shall, on the first day upon which the Company becomes obligated to pay such amount to the appropriate taxing authority, pay such amount to the Company in cash or by check payable to the Company.
               6. Notices. All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or when actually received after mailing by certified or registered mail, postage prepaid, return receipt requested: (a) to the Company, at 5901 DeSoto Avenue, Woodland Hills, California 91367, Attention: Chief Financial Officer, (b) to the Participant, at the address set forth beneath his or her signature on the signature page hereto, or (c) to either party, at such other address as the party may designate by written notice in the foregoing manner.

               7. Stock Exchange Requirements; Applicable Laws. Notwithstanding anything to the contrary in this Agreement, no shares of Common Stock purchased upon exercise of the Option, and no certificate representing all or any part of such shares, shall be issued or delivered if (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed, or (b) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any federal, state or other securities law, or any requirement of any stock exchange listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company. Notwithstanding anything to the contrary in this Agreement, if applicable, the terms of this Agreement shall be construed to comply with rules promulgated under Internal Revenue Code Section 409A.
               8. Plan. The Option is granted pursuant to the Plan and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time, subject to Section 11.2 of the Plan. Any rules and regulations the Committee may adopt for the purpose of administering the Plan, as well as any interpretation or construction by the Committee of the Plan or this Agreement, shall be final and binding upon Participant and his or her heirs and assigns.
               9. Stockholder Rights. In accordance with Article 12 of the Plan, no person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any shares of Common Stock represented by the Option until the Option shall have been duly exercised to purchase such Option Shares (in accordance with the provisions of this Agreement) and the Company shall have delivered to the Participant stock certificates or other evidence of ownership.
               10. Employment Rights. In accordance with Article 12 of the Plan, no provision of this Agreement or of the Option granted hereunder shall (a) confer upon the Participant any right to continue in the service of the Company or any Affiliate, (b) affect the right of the Company and each Affiliate to terminate the Participant’s service, with or without cause, or (c) confer upon the Participant any right to participate in any employee benefit plan or program of the Company or any Affiliate (other than the Plan). The Participant hereby acknowledges and agrees that the Company and any Affiliate may terminate the Participant’s service at any time and for any reason, or for no reason, unless the Participant and the Company or such Affiliate are parties to a written employment or other written agreement that expressly provides otherwise.
               11. The Company’s Rights. Subject to Article 10 of the Plan, nothing contained in this Agreement shall be construed to prevent the Board of Directors from taking any corporate action that is deemed by the Board of Directors to be appropriate or in the Company’s best interests, whether or not such action would have an adverse effect on the Option. In particular, the existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stock with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
               12. Restriction on Transfer. Except as set forth in Section 8.7 of the Plan, the Option may not be sold, assigned, transferred, made subject to gift, mortgaged, pledged, encumbered or otherwise disposed of by the Participant, other than a transfer by will or by the laws of descent and distribution.
               13. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern. The Participant acknowledges having received a copy of the Plan.
               14. Entire Agreement; Modification. This Agreement contains the entire agreement between the parties with respect to the subject matter contained herein, and may not be modified or waived, except as provided in the Plan or in a written document signed by each of the parties hereto. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement shall be void and ineffective for all purposes
               15. Governing Law. This Agreement and the Option granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of California without reference to choice of law rules or conflict of law principles thereof.
          IN WITNESS WHEREOF, the Company and Participant have duly executed this Agreement effective as of the Date of Grant.

Youbet.com, Inc.
By:
Name:
Title:

Participant
Signature:

Address: